Exhibit 3.269

CATHY COX Secretary of State

OFFICE OF SECRETARY OF STATE

CORPORATIONS DIVISION

315 West Tower. #2 Martin Luther King, Jr. Drive

Atlanta, Georgia 30334-1530

(404) 656-2817

Registered agent, officer, entity status information
via the Internet

http://www.sos.state.ga.us/corporations

TRANSMITTAL INFORMATION

GEORGIA LIMITED LIABILITY COMPANY

WARREN RARY Director QUINTILIS B. ROBINSON Deputy Director

DO NOT WRITE IN SHADED AREA – SOS USE ONLY

DOCKET # ________________________                                PENDING # P598395                                CONTROL # 0439114

DOCKET CODE ________ DATE FILED 7/1/2004            AMOUNT RECEIVED $195.00        CHECK/RECEIPT #________

TYPE CODE 357                EXAMINER _______________                    JURISDICTION (COUNTY) CODE _______

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM

1.	_____________________________________________________________________________________________________

LLC Name Reservation Number

Redmond Park Hospital, LLC

LLC Name

2.	Dora A. Blackwood 615/344-2162

Applicant/Atty                                                                                                                           Telephone Number

One Park Plaza

Address

Nashville                                                              TN                                                                                      37203

City                                                                     State                                                                                   Zip Code

3.	One Park Plaza

Principal Office Mailing Address

Nashville                                                             TN                                                                                       37203

City                                                                     State                                                                                  Zip Code

4.	Corporation Process Company

Name of Registered Agent in Georgia

c/o Corporation Process Company, 180 Cherokee Street, N.E.

Registered Office Street Address in Georgia

Marietta                                                                     Cobb                                             GA                                     30060

City                                                                           County                                           State                                 Zip Code

5.	Name and Address of each organizer (Attach additional sheets if necessary)

John M. Franck II                                             One Park Plaza                                Nashville                     TN                37203

Organizer                                                               Address                                             City                         State            Zip Code

_____________________________________________________________________________________________________

Organizer                                                               Address                                             City                         State            Zip Code

6.	Mail or deliver to the Secretary of State, at the above address, the following:

1)	This transmittal form

2)	Original and one copy of the Articles of Organization

3)	Filing fee of $100.00 payable to Secretary of State. Filing fees are NON-refundable.

/s/John M. Franck II	June 28, 2004
Authorized Signature John M. Franck II	Date
Member, Manager Organizer or Attorney-in-fact (Circle one)

ARTICLES OF ORGANIZATION OF

REDMOND PARK HOSPITAL, LLC

I.

The name of the Limited Liability Company is Redmond Park Hospital, LLC.

II.

Management of the limited liability company is vested in one or more managers whose names and addresses are as follows:

John M. Franck II	One Park Plaza, Nashville, TN 37203
A. Bruce Moore, Jr.	One Park Plaza, Nashville, TN 37203
R. Milton Johnson	One Park Plaza, Nashville, TN 37203

This 28th day of June, 2004.

Signed	/s/ John M. Franck II
John M. Franck II, Manager

CERTIFICATE OF ELECTION

The undersigned, Redmond Park Hospital, Inc., a George corporation (the “Corporation”), does hereby certify that:

1.	The Corporation elects to become a limited liability company (the “Company”) pursuant to the provisions of O.C.G.A. § 14-11-212. The name of such limited liability company shall be Redmond Park Hospital, LLC.

2.	The effective date and time of such election shall be July 1, 2004 at 12:01 a.m.

3.	The election to become a limited liability company has been approved as required by O.C.G.A. § 14-11-212(a).

4.	Articles of Organization for the Company are filed with this Certificate. Such articles of organization are in the form required by O.C.G.A. § 14-11-204, set forth a name for the Company that satisfies the requirements of O.C.G.A. § 14-11-207, and shall be the Articles of Organization of the Company formed pursuant to the election described herein unless and until modified in accordance with the Georgia Limited Liability Company Act.

5.	A written operating agreement has been entered into among the persons who will be the members of the Company. Such operating agreement will be effective immediately upon the effectiveness of the election described herein, and such operating agreement provides for the manner and basis for converting the shares of the shareholders in the Corporation into interests as members of the Company.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Election to be executed by it duly authorized officer.

Redmond Park Hospital, Inc., a Georgia corporation

By	/s/ Dora A. Blackwood
Dora A. Blackwood
Vice President and Assistant Secretary